EXHIBIT 23B

                    Consent of Rudolph, Palitz LLP, Certified
                             Public Accountants, of
                         Plymouth Meeting, Pennsylvania


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Vista Bancorp, Inc.
Phillipsburg, New Jersey


     We consent to the incorporation by reference, of our report, dated January 29, 1999, on the consolidated financial statements of Vista Bancorp, Inc. and Subsidiaries, and to the reference to our firm under the heading "Experts," in the Registration Statement on Form S-8, relating to the Company's 1999 Employee Stock Purchase Plan.


                                        /s/  Rudolph, Palitz LLP
                                             --------------------------------
                                             RUDOLPH, PALITZ LLP

Blue Bell, Pennsylvania
May 21, 1999


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